Exhibit 99.1

[LOGO] BOK FINANCIAL CORPORATION

NASD: BOKF

For Immediate Release                  For Further Information Contact:
DATE                                       Jesse Boudiette
                                           Corporate Communications Manager
                                           (918) 588-6532

                BOK FINANCIAL ACQUIRES WORTH BANCORPORATION, INC.
                        TO CONTINUE FORT WORTH EXPANSION

       Transaction benefits clients, shareholders of Worth Bancorporation, enhances services for Dallas/Fort Worth area customers

      BOK Financial Corp. (NASDAQ: BOKF) has entered into an agreement to acquire Texas-based Worth Bancorporation, Inc. The transaction has been approved by both the BOK Financial board of directors and the Worth Bancorporation (Worth) board of directors.

      The acquisition adds locations and a talented team of people in Tarrant County, an area where BOK Financial's subsidiary Bank of Texas has enjoyed strong results from its single branch. Worth Chairman and Chief Executive Officer Robert Semple says that Worth's shareholders and customers will benefit from the combination.

      "BOK Financial shares our commitment to providing personalized customer service, and our clientele will benefit from expanded products and services," Semple said. "Bank of Texas' established presence in our community and existing branches in the Metroplex will further enhance our ability to deliver value to our customers." Semple will lead the combined organization in Fort Worth as Chairman of Tarrant County.

      According to BOK Financial Chief Executive Officer Stan Lybarger, the planned addition of Worth Bancorporation is consistent with the company's strategy of acquiring well-managed organizations in dynamic markets.

      "Worth Bancorporation has a solid reputation in Fort Worth for providing the same first-class customer service that is a BOK Financial hallmark," Lybarger said. "We are also retaining

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a  preeminent  group of bankers  with strong  local roots to manage the bank and continue providing top quality service to the Tarrant County community."

      Lybarger said the planned acquisition is part of the company's strategy to increase market share in the Dallas/Fort Worth Metroplex by growing its full-service banking presence.

      "Fort Worth is a dynamic, fast growing market with strong demographics," Lybarger said. "Since entering the Texas market in 1997, we have grown steadily, and we are pleased to now offer additional banking convenience and expertise to our customers."

      BOK Financial entered the Texas market in 1996 under the Bank of Texas brand. At the end of 2006, the bank had 38 branches, including 24 in the Dallas-Ft. Worth Metroplex and 14 locations in Houston.

      Worth is a privately held bank holding company whose subsidiary, Worth National Bank, was chartered in 1978 as Lake Worth National Bank. As of December 31, 2006, Worth has assets of $390.3 million, net loans of $271.9 million and deposits of $344.5 million. Worth National Bank has five branches in the Fort Worth market. Worth National Bank is a high performing financial institution with a return on average assets of 1.57% and a return on average equity of 16% in 2006. The bank also owns the Kilpatrick Insurance Agency, a 60 plus year old full service insurance provider.

      Completion of the transaction is subject to approval by various regulatory agencies and Worth's shareholders. Frederic Dorwart Lawyers served as legal counsel to BOK Financial. Jenkens and Gilchrist and McDonald Sanders Law Firm served as legal counsel to Worth.

      BOK Financial has assets of $18.1 billion, loans of $10.7 billion and deposits of $12.4 billion. The company owns seven bank subsidiaries with operations in eight states and more than 160 locations, offers wealth management services nationwide and owns TransFund, the nation's 10th largest electronic funds transfer (ATM) network.

      BOK Financial is a regional financial services company that provides commercial and consumer banking, investment and trust services, mortgage origination and servicing, and an electronic funds transfer network. Holdings include Bank of Albuquerque, N.A., Bank of Arizona, N.A., Bank of Arkansas, N.A., Bank of Oklahoma, N.A., Bank of Texas, N.A., Bank of Kansas City, N.A., Colorado State Bank & Trust, N.A., BOSC, Inc., the TransFund electronic funds network, Southwest Trust Company, N.A. and AXIA Investment Management, Inc. Shares of BOK Financial are traded on the NASDAQ under the symbol BOKF. For more information, visit www.bokf.com.

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